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                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

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                              [RJR Nabisco logo]


To All RJR Nabisco Shareholders:


                               SPIN OFF NABISCO?

                                   YOU BET.

              But at the right time, when it's in your interest.


Your Board of Directors is already committed to a spin-off of the Nabisco food business as soon as it can be accomplished in a manner that is consistent with the company's commitments and does not jeopardize the financial interests of shareholders.
Contrary to what Bennett LeBow and Carl Icahn are telling you, the RJR Nabisco board already knows you support a spin-off of Nabisco.

         o We are already unanimously committed to a spin-off when it will benefit all shareholders;

         o We have taken a number of steps over the past year to make a spin-off possible at the right time;

         o We are in a better position to make a successful spin-off happen at the right time for you than are Bennett LeBow and Carl Icahn.

We retained the best legal, tax and financial advisors available to help us determine how to successfully accomplish a spin-off.

         o We concluded that an "immediate" spin-off as advocated by Lebow and Icahn would undermine - not increase - your share value.

         o We've done what you would expect your directors to do - decide what action is in the best interests of our shareholders, using the best advice available to us. That means a spin-off, but when it won't jeopardize our investment in RJR Nabisco.

         o If we could make an immediate spin-off happen based simply on what we'd like to do, it would already be completed.

In blatantly misleading advertising and letters, LeBow and Icahn have claimed we don't care about shareholders.

         o They couldn't be more wrong. We've been listening to our shareholders. We want a spin-off as much as you do.

         o It's in your best interest, however, for the company to move forward building on its strategies without further distraction from these two financiers who are placing their personal agendas above the interests of the rest of our shareholders.

We're fully committed to spinning off Nabisco at the right time, when it's in your interest.


/s/ Charles M. Harper            /s/ Steven F. Goldstone

Charles M. Harper                Steven F. Goldstone
    Chairman                    President & Chief Executive Officer


RJR Nabisco's Board of Directors strongly urges you NOT to sign or return any of the BLUE consent cards sent to you by the LeBow/Icahn group or its agents, including Brooke Group.

If you have previously returned a blue consent card to the LeBow/Icahn group, you have every right to change your mind and revoke your consent by signing, dating and returning the YELLOW revocation of consent card using the postage-paid envelope sent to you by RJR Nabisco.

If you have any questions or need assistance completing the YELLOW card, please call:

MacKenzie Partners, Inc.               D.F. King & Co., Inc.

   At Toll Free                            At Toll Free
  1-800-322-8552                         1-800-290-6430


                          RJR
                                 NABISCO logo


            As appeared in The Wall Street Journal and The New York
                          Times on February 1, 1996.